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                                                                   EXHIBIT 10.30


                FIRST AMENDMENT TO CONSULTING SERVICES AGREEMENT
                          BETWEEN GENETRONICS, INC. AND
                                  LOIS CRANDELL

         This First Amendment, effective December 14, 1999, is between Genetronics, Inc., a California corporation having its principal place of business at 11199 Sorrento Valley Road, San Diego, CA 92121 ("Genetronics") and Lois Crandell, having an address at 3750 Riviera Drive, #6, San Diego, CA 92109 ("Ms. Crandell").

                                  I. BACKGROUND

1.1 Genetronics and Ms. Crandell entered into a Consulting Services Agreement, effective November 5, 1999, that set forth terms and conditions of Ms. Crandell's provision of consulting services to Genetronics ("Consulting Agreement").

1.2 Section 2.1 of the Consulting Agreement sets forth the Term of the Consulting Agreement, as defined therein, which includes reference to the natural expiration date of New Options, as defined therein.

1.3 Pursuant to a First Amendment to Agreement Concerning Termination of Employment of Lois Crandell between Genetronics and Genetronics Biomedical Ltd. and Ms. Crandell, effective December 14, 1999, the natural expiration date of the New Options has been amended.

1.4 Accordingly, the parties desire to amend the Consulting Agreement to accurately state the natural expiration date of the New Options and enter into this First Amendment as follows:

                                  II. AMENDMENT

2.1 Section 2.1 of the Consulting Agreement is deleted in its entirety and replaced with:

         2.1 Consultant agrees to perform consulting services, as set forth in this Section II, beginning as of the Effective Date and terminating upon the later of (i) September 6, 2000, (ii) the date of expiration or termination of the stock option agreement entered into by Genetronics and Consultant as of November 12, 1999 ("New Options"), or (iii) the date of expiration or termination of the last stock option agreement between Genetronics and Consultant in effect as of the Effective Date of this Consulting Services Agreement ("Existing Options") (the "Term"). The parties acknowledge that the New Options will naturally expire on November 11, 2009, and the latest natural expiration date of the Existing Options is October 19, 2003. For the sake of clarity, the parties acknowledge that the New


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First Amendment to Consulting                                        Page 2 of 2


    Options agreement and each Existing Options agreement shall be terminated on the date all options granted pursuant to such agreement have been exercised.

2.2 Other than expressly stated herein, no other term or provision of the Consulting Agreement is amended by this First Amendment.

    Agreement to the foregoing is acknowledged by the signatures below:



LOIS J. CRANDELL                                     GENETRONICS, INC.


/s/  Lois J. Crandell                                /s/  Martin Nash
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Date:  May 22, 2000                                  Date:  May 24, 2000
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